Exhibit 10.1

Eleventh Amendment

To

Amended and Restated Credit Agreement

Among

Rex Energy Corporation,

as Borrower,

The Guarantors,

Royal Bank of Canada,

as Administrative Agent,

KeyBank National Association,

as Syndication Agent,

SunTrust Bank,

as Documentation Agent,

RBC Capital Markets,

KeyBank National Association,

and

SunTrust Bank,

as Joint Lead Arrangers and Joint Bookrunners,

and

The Lenders Signatory Hereto

Dated as of July 1, 2016

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Eleventh Amendment to Amended and Restated Credit Agreement

This Eleventh Amendment to Amended and Restated Credit Agreement (this “Eleventh Amendment”) dated as of July 1, 2016 is among Rex Energy Corporation, a corporation formed under the laws of the State of Delaware (the “Borrower”); each of the undersigned guarantors (the “Guarantors”, and together with the Borrower, the “Obligors”); Royal Bank of Canada, as administrative agent for the Lenders (in such capacity, together with its successors, the “Administrative Agent”); and the Lenders signatory hereto.

Recitals

A.The Borrower, the Administrative Agent and the Lenders are parties to that certain Amended and Restated Credit Agreement dated as of March 27, 2013 (as amended by the First Amendment to Amended and Restated Credit Agreement dated as of January 14, 2013, the Second Amendment to Amended and Restated Credit Agreement dated as of March 26, 2014, the Third Amendment to Amended and Restated Credit Agreement dated as of July 11, 2014, the Fourth Amendment to Amended and Restated Credit Agreement dated as of August 15, 2014, the Fifth Amendment to Amended and Restated Credit Agreement dated as of September 12, 2014, the Sixth Amendment to Amended and Restated Credit Agreement dated as of December 16, 2014, the Seventh Amendment to Amended and Restated Credit Agreement dated as of March 27, 2015, the Eighth Amendment to Amended and Restated Credit Agreement dated as of September 4, 2015, the Ninth Amendment to Amended and Restated Credit Agreement dated as of February 3, 2016 and the Tenth Amendment to Amended and Restated Credit Agreement dated as of March 14, 2015, the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.

B.The Borrower and Guarantors are parties to that certain Amended and Restated Guaranty and Collateral Agreement dated as of March 27, 2013 made by each of the Grantors (as defined therein) in favor of the Administrative Agent (such agreement, as may be from time to time be amended, amended and restated, supplemented or otherwise modified, the “Guaranty”).

C.The Borrower, the Administrative Agent and the Lenders have agreed to amend certain provisions of the Credit Agreement as more fully set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.Defined Terms.  Each capitalized term which is defined in the Credit Agreement, but which is not defined in this Eleventh Amendment, shall have the meaning ascribed such term in the Credit Agreement.  Unless otherwise indicated, all section and article references in this Eleventh Amendment refer to sections or articles of the Credit Agreement.

Section 2.Amendment to Section 1.02 – Certain Defined Terms.

2.1The following definitions are hereby added where alphabetically appropriate to read as follows:

“Benefit Street Partners Joint Development Agreement” means that certain Joint Exploration and Development Agreement dated March 1, 2016 by and between R.E. Gas Development LLC and OhPa Drillco, LLC, together with the ancillary documents executed in connection therewith.

“Capital Expenditures” means, in respect of any Person, for any period, the aggregate (determined without duplication) of all exploration and development expenditures and costs that are capital in nature and any other cash expenditures that are capitalized on the financial statements of such Person in accordance with GAAP.

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“Eleventh Amendment” means that certain Eleventh Amendment to Amended and Restated Credit Agreement, dated as of July 1, 2016, among the Borrower, the Guarantors, the Administrative Agent and the Lenders party thereto.

“Eleventh Amendment Effective Date” has the meaning ascribed to such term in the Eleventh Amendment.

“Illinois Disposition Documents” means (a) that certain Purchase and Sale Agreement dated June 14, 2016 among PennTex Illinois Resources, Inc., Rex Energy I, LLC, Rex Energy IV, LLC, Rex Energy Marketing, LLC, R.E. Ventures Holdings, LLC, and Rex Energy Operating Corp. (collectively as the “Seller”) and Campbell Development Group, LLC (as the “Purchaser”) and (b) all bills of sale, assignments, agreements, instruments and documents executed and delivered in connection therewith.

“IL Disposition Properties” means the Oil and Gas Properties and other Properties disposed of by the Borrower and or its Subsidiaries pursuant to the Illinois Disposition Documents.

“PDP Coverage Ratio” means, as of any date of determination, the ratio of (a) Total PDP PV-9 as of such date to (b) Net Senior Secured Debt as of such date.

“Strip Price” means, as of any date of determination with respect to each of the appropriate crude oil or natural gas categories included in the then most recent Reserve Report,

(a)	for each of the first 12 months following such date (the “Initial Strip”), the average of the closing contract prices for the 12 succeeding monthly futures contracts following such date;
(b)	for each of the 12 months following the Initial Strip (the “Second Strip”), the average of the closing contract prices for the next 12 succeeding monthly future contracts following the Initial Strip;
(c)	for each of the 12 months following the Second Strip (the “Third Strip”), the average of the closing contract prices for the next 12 succeeding monthly future contracts following the Second Strip;
(d)

for each of the first 12 months following the Third Strip (the “Fourth Strip”), the average of the closing contract prices for the 12 succeeding monthly futures contracts following the Third Strip; and

(e)	for each month thereafter, the average of the closing contract prices for the next 12 succeeding monthly future contracts following the Fourth Strip, and
(f)

in each case as quoted on the New York Mercantile Exchange or any equivalent exchange (in either case, the “Exchange”) and published in a nationally recognized publication for such pricing or obtained from a nationally recognized third party as selected by the Borrower;

provided that:

(1)	if the Exchange no longer provides futures contract price quotes for 60-month periods, the Strip Price shall be:
(a)	for each month of the longest available period of quotes of less than 60 months (the “Initial Testing Period”), the average of the closing contract prices for the “X”

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succeeding monthly future contracts (where “X” equals the number of months in the Initial Testing Period), and
(b)

to the extent the Initial Testing Period is longer than 12 months, for each month after the Initial Testing Period, the average of such contract prices for the last 12 months of such Initial Testing Period, in each case as quoted on the Exchange and published in a nationally recognized publication for such pricing as selected by the Administrative Agent, and

(2)

if the Exchange no longer provides such futures contract quotes or has ceased to operate, the Borrower shall designate another nationally recognized commodities exchange to replace the Exchange for purposes of the references to the Exchange herein.

“Total PDP PV-9” means, as of any date of determination, the net present value, discounted at nine percent (9%) per annum, of the future net revenues expected to accrue to the Borrower’s and the Guarantors’ collective interests in the Proved Developed Producing Reserves included in the Reserve Report most recently delivered pursuant to Section 8.12 during the remaining expected economic lives of such Proved Developed Producing Reserves, as calculated as set forth in this definition.  Each calculation of such expected future net revenues shall be made in accordance with SEC guidelines for reporting proved developed producing oil and gas reserves, provided that in any event (a) appropriate deductions shall be made for severance and ad valorem taxes, capital expenditures, and for operating, gathering, transportation and marketing costs required for the production and sale of such Oil and Gas Properties, (b) the pricing assumptions used in determining Total PDP PV-9 for any Oil and Gas Properties shall be based upon the Strip Price (and the Strip Price shall be determined as of the date of determination of Total PDP PV-9), adjusted in a manner reasonably acceptable to Administrative Agent to reflect the Borrower’s and the Guarantors’ Swap Agreements then in effect and (c) the cash flows derived from the pricing assumptions set forth in clause (b) above shall be further adjusted to account for the basis differential in a manner reasonably acceptable to the Administrative Agent.  The Total PDP PV-9 shall be calculated on a pro forma basis, giving effect to (x) acquisitions and dispositions of Oil and Gas Properties consummated by the Borrower and the Subsidiaries (provided that in the case of any acquisition, the Administrative Agent shall have received a Reserve Report, in form and substance reasonably satisfactory to it, evaluating the Proved Developed Producing Reserves subject thereto) and (y) the Liquidation of any Swap Agreements to which the Borrower or any Subsidiary is a party, in each case, occurring since the date of the Reserve Report most recently delivered pursuant to Section 8.12.

Section 3.Amendment to Section 8.13(c).  Section 8.13(c) is hereby amended by replacing the phrase “and the Administrative Agent may send a notice to the Borrower and the Lenders that the then outstanding Borrowing Base shall be reduced by an amount as determined by the Required Lenders to cause the Borrower to be in compliance with the requirement to provide acceptable title information on 80% of the value of the Oil and Gas Properties” therein with the phrase “and the Administrative Agent may send a notice to the Borrower and the Lenders that (i) the then outstanding Borrowing Base shall be reduced by an amount as determined by the Required Lenders to cause the Borrower to be in compliance with the requirement to provide acceptable title information on 80% of the value of the Oil and Gas Properties and (ii) the unacceptable Mortgaged Property consisting of Proved Developed Producing Reserves shall be excluded from the determination of Total PDP PV-9.

Section 4.Amendments to Article VIII.  Article VIII is hereby amended by adding new Sections 8.19 and 8.20 to the end thereof to read as follows:

Section 8.19Acquisition of Oil and Gas Properties – Mortgage Coverage. In connection with the acquisition of any Oil and Gas Property by the Borrower or its Subsidiaries after the Eleventh Amendment Effective Date, the Borrower shall, and shall cause its Subsidiaries to, grant within 30 days of such acquisition of such Oil and Gas Properties by the Borrower or such Subsidiary, to the Administrative Agent as security for the Indebtedness a first-priority Lien (provided that Excepted Liens of the type described in clauses (a) to (d) and (f) of the definition thereof may exist, but subject to the provisos at the end of such definition) on 95% of the total proved value of such additional Oil and Gas Properties being

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acquired.  All such Liens will be created and perfected by and in accordance with the provisions of deeds of trust, security agreements and financing statements or other Security Instruments, all in form and substance reasonably satisfactory to the Administrative Agent and the Borrower and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes.  In order to comply with the foregoing, if any Subsidiary places a Lien on its Oil and Gas Properties and such Subsidiary is not a Guarantor, then it shall become a Guarantor and comply with Section 8.14(b).

Section 8.20Weekly Cash Flow Model. The Borrower shall provide 13-week cash flow forecasts for the Borrower and its Subsidiaries, which shall be reported bi-weekly beginning on August 1, 2016 and shall include a variance to budget analysis and a description of material variances, and otherwise be in form and substance reasonably satisfactory to the Agent and the Lenders, which shall be delivered to the Agent on Tuesday of each applicable week.

Section 5.Amendment to Section 9.01(a).  Section 9.01(a) is hereby amended and restated in its entirety to read as follows:

(a)PDP Coverage Ratio.  The Borrower will not permit, as of the last day of any fiscal quarter ending on or after September 30, 2016, the PDP Coverage Ratio to be less than 1.65 to 1.00.

Section 6.Amendment to Section 9.01(c).  Section 9.01(c) is hereby amended and restated in its entirety to read as follows:

(c)Current Ratio.  The Borrower will not permit, as of the last day of any fiscal quarter ending on or after March 31, 2016, its ratio of (i) consolidated current assets (including (a) reimbursements owed to the Borrower and its Subsidiaries pursuant to the Benefit Street Partners Joint Development Agreement which will be received within 90 days following the end of such fiscal quarter and (b) the unused amount of the total Commitments, but excluding (1) non-cash assets under FASB ASC 815 and (2) non-cash deferred taxes) as of such day to (ii) consolidated current liabilities (excluding (u) non-cash obligations under FASB ASC 815, (v) current maturities under this Agreement, (w) non-cash deferred taxes, (x) accruals related to bond and loan costs that are capitalized and amortized over the term of such Debt per GAAP; (y) accruals for discretionary payments which are currently suspended; and (z) non-cash accruals related to ASC 840) as of such day to be less than 1.0 to 1.0.

Section 7.Amendment to Section 9.21.  Section 9.21 is hereby amended by amending and restating the first proviso therein in its entirety to read as follows:

provided that, (x) so long as no Default, Event of Default or Borrowing Base Deficiency would exist immediately after giving effect to any concurrent repayment of Debt with the net cash proceeds of such issuance, exchange or sale, if any, the Borrower may prepay Second Lien Notes with the net cash proceeds of any issuance, exchange or sale of common Equity Interests (other than Disqualified Capital Stock) of the Borrower and (y) following (1) the disposition of all of the IL Disposition Properties and receipt of cash proceeds by the Borrower or its Subsidiaries from such dispositions in an aggregate amount equal to or greater than $40,000,000 (as such amount is reduced pursuant to customary purchase price adjustments included in the Illinois Disposition Documents) and (2) the Borrower’s Redemption of Second Lien Notes in an aggregate stated principal amount of greater than $200,000,000 on or after June 28, 2016, then so long as (A) no Default or Event of Default would exist immediately after giving effect to any concurrent payment of Debt with the proceeds from the IL Disposition Properties, if any, and (B) the Borrower has Liquidity of at least $10,000,000 immediately after giving effect to any concurrent payment of Debt with the proceeds from the IL Disposition Properties, if any, the Borrower may prepay Second Lien Notes with up to $10,000,000 of proceeds received from the sale of the IL Disposition Properties on or prior to October 1, 2016;

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Section 8.Amendment to Article IX.  Article IX is hereby amended by adding a new Section 9.22 at the end thereof to read as follows:

Section 9.22Capital Expenditures. If at the end of any fiscal quarter during fiscal year 2016 or fiscal year 2017, the aggregate amount of Capital Expenditures made by the Borrower and the Consolidated Subsidiaries for such fiscal year exceeds $65,000,000, then the Borrower will not permit any additional Capital Expenditures to be made by the Borrower and the Consolidated Subsidiaries unless the PDP Coverage Ratio as of the last day of such fiscal quarter is greater than 2.00 to 1.00.

Section 9.Amendment to Section 10.01(d).  Section 10.01(d) is hereby amended by replacing the phrase “Section 8.18” therein with the phrase “Section 8.18, Section 8.19”.

Section 10.Borrowing Base Maintenance.  For the period from and including the Eleventh Amendment Effective Date (as defined below) to but excluding the next Redetermination Date, the Borrowing Base shall be an amount equal to $190,000,000. Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments from time to time pursuant to Sections 2.07(e), 2.07(f), 2.07(g), 8.13(c) or 9.12(d) of the Credit Agreement.  This Borrowing Base maintenance shall constitute the July 2016 Redetermination.

Section 11.Conditions Precedent.  This Eleventh Amendment shall become effective on the date on which each of the following conditions is satisfied (or waived in accordance with Section 12.02) (the “Eleventh Amendment Effective Date”):

11.1Eleventh Amendment. The Administrative Agent shall have received multiple counterparts as requested of this Eleventh Amendment from the Borrower, each other Obligor and the Required Lenders.

11.2No Default.  No Default or Event of Default shall be continuing as of the Eleventh Amendment Effective Date.

11.3Payment of Outstanding Invoices.  Payment by the Borrower to the Administrative Agent of all fees and other amounts due and payable on or prior to the Eleventh Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower (including, but not limited to the reasonable fees of Paul Hastings LLP).

11.4Moraine East Area and Warrior North Area Wells.  The Administrative Agent shall have received a certificate from a Responsible Officer certifying that, as of the Eleventh Amendment Effective Date, and for each of the Moraine East Area and the Warrior North Area, attached thereto is a true and complete list of (i) all wells of the Borrower and its Subsidiaries for which drilling has commenced (but has not been completed), (ii) all drilled and completed (but not producing) wells of the Borrower and its Subsidiaries, (iii) all producing wells of the Borrower and its Subsidiaries, and (iv) each of the 23 wells for which the Borrower expects to drill in the Moraine East Area and Warrior North Area in calendar year 2016 as contemplated under the Benefit Street Partners Joint Development Agreement (the wells identified in this clause (iv), the “2016 Scheduled Wells”).

11.5Mortgage and Title Coverage.  The Administrative Agent shall have received:

(a)executed and notarized deeds of trust/mortgages or amendments and supplements to existing deeds of trust/mortgages in form satisfactory to the Administrative Agent, to the extent necessary so that the Mortgaged Properties represent at least 95% of the total value of the proved Oil and Gas Properties of the Borrower and the Subsidiaries evaluated in the most recently delivered Reserve Report; and

(b)together with title information previously delivered to the Administrative Agent, title information satisfactory to the Administrative Agent on at least 80% of the total value of the proved Oil and Gas Properties of the Borrower and the Subsidiaries evaluated in the most recently delivered Reserve Report.

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The Administrative Agent is hereby authorized and directed to declare this Eleventh Amendment to be effective and to declare the occurrence of the Eleventh Amendment Effective Date when it has received documents confirming compliance with the conditions set forth in this Section 11 or the waiver of such conditions in accordance with Section 12.02 of the Credit Agreement.  Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.  For purposes of determining compliance with the conditions specified in this Section 11, each Lender that has signed this Eleventh Amendment shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender, unless the Administrative Agent shall have received written notice from such Lender prior to the Eleventh Amendment Effective Date specifying its objection thereto.

Section 12.Limited Waivers.

(a)Section 9.01(c) provides that the Borrower will not, as of the last day of any fiscal quarter ending on or after March 31, 2016, permit its ratio of (i) consolidated current assets to (ii) consolidated current liabilities as of such day to be less than 1.0 to 1.0 (such financial covenant, the “Current Ratio Covenant”).  The Borrower has informed the Administrative Agent and the Lenders that the Borrower does not expect to be in compliance with the Current Ratio Covenant as of the last day of the fiscal quarter ending June 30, 2016.  Accordingly, the Borrower has requested that the Lenders waive, and the Lenders do hereby waive, the Borrower’s compliance with the Current Ratio Covenant as of the last day of the fiscal quarter ending June 30, 2016.

(b)The Borrower has informed the Administrative Agent and the Lenders that the disposition of the Illinois Disposition Properties will result in an automatic reduction of the Borrowing Base then in effect pursuant to Section 9.12(d) (the “Asset Disposition BB Reduction Requirement”).  The Borrower has requested that the Lenders waive, and the Lenders do hereby waive, the Asset Disposition BB Reduction Requirement that would occur solely as a result of the disposition of the Illinois Disposition Properties; provided that, it is a condition to the foregoing waiver that the Illinois Disposition Properties are disposed of on or before the next Scheduled Redetermination Date; and provided further, for the avoidance of doubt, the foregoing waiver is only given for the Asset Disposition BB Reduction Requirement and this waiver shall in no event be construed to waive any other reductions to the Borrowing Base made in accordance with the terms and conditions of the Credit Agreement that are based on dispositions of any other Property or the Liquidation of any Swap Agreements (it being understood and agreed that a disposition of any other Property or the Liquidation of any Swap Agreements regulated by Section 2.07(f) or a disposition of Property regulated by Section 9.12(d) in each case on or prior to the next Scheduled Redetermination Date will result in a reduction of the Borrowing Base pursuant to Section 2.07(f) or Section 9.12(d), as the case may be, unless, in each case, the requirements of such sections are otherwise waived in a separate written agreement in accordance with Section 12.02).

Except as expressly waived herein, all covenants, obligations and agreements of the Obligors contained in the Credit Agreement and the other Loan Documents shall remain in full force and effect in accordance with their terms.  Without limitation of the foregoing, the foregoing waivers are hereby granted to the extent and only to the extent specifically stated herein and for no other purpose and shall not be deemed to (a) be a consent or agreement to, or waiver or modification of, or amendment to, any other term or condition of the Credit Agreement, any other Loan Document or any of the documents referred to therein, (b) except as expressly set forth herein, prejudice any right or rights which the Administrative Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement, any other Loan Document or any of the documents referred to therein, or (c) constitute any course of dealing or other basis for altering any obligation of any Obligor or any right, privilege or remedy of the Administrative Agent or the Lenders under the Credit Agreement, the other Loan Documents, or any other contract or instrument.  Granting the waivers set forth herein does not and should not be construed to be an assurance or promise that consents or waivers will be granted in the future, whether for the matters herein stated or on other unrelated matters.

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Section 13.Affirmative Covenants Regarding Mortgage the Title.  On or prior to 30 days following the Eleventh Amendment Effective Date (or on or prior to such later date as the Administrative Agent may agree in its sole discretion), the Administrative Agent shall have received:

13.1executed and notarized deeds of trust/mortgages or amendments and supplements to existing deeds of trust/mortgages in form satisfactory to the Administrative Agent, to the extent necessary so that (i) 100% of the Borrower’s and its Subsidiaries’ interests in the leases covering tracts traversed by the wellbore related to each drilled and completed (but not producing) well and each well for which drilling has commenced (but has not been completed) identified in the certificate delivered pursuant to Section 11.4 are Mortgaged Properties, (ii) 100% of the Borrower’s and its Subsidiaries’ interests in the leases comprising the lands included in any designated unit related to each producing well identified in the certificate delivered pursuant to Section 11.4 are Mortgaged Properties, (iii) 100% of the Borrower’s and its Subsidiaries’ Prospective Interest in the leases covering tracts which will be traversed by the wellbore related to each 2016 Scheduled Well are Mortgaged Properties, and (iv) 100% of the Borrower’s and its Subsidiaries’ Prospective Interest in the leases comprising the lands included in any designated unit (or, to the extent it has been defined at such time, the unit to be designated) related to each 2016 Scheduled Well are Mortgaged Properties; and

13.2title information satisfactory to the Administrative Agent on (a) 100% of the Borrower’s and its Subsidiaries’ interests in the leases covering tracts traversed by the wellbore related to each drilled and completed (but not producing) well and each well for which horizontal drilling has commenced (but has not been completed) identified in the certificate delivered pursuant to Section 11.4, (ii) 100% of the Borrower’s and its Subsidiaries’ interests in the leases comprising the lands included in any designated unit related to each producing well identified in the certificate delivered pursuant to Section 11.4, (iii) 100% of the Borrower’s and its Subsidiaries’ Prospective Interest in the leases covering tracts which will be traversed by the wellbore related to each 2016 Scheduled Well, and (iv) 100% of the Borrower’s and its Subsidiaries’ Prospective Interest in the leases comprising the lands included in any designated unit (or, to the extent it has been defined at such time, the unit to be designated) related to each 2016 Scheduled Well.

Any failure by the Borrower to comply with the mortgage and title requirements of Section 13.1 or Section 13.2 (as it relates to 2016 Scheduled Wells) of this Eleventh Amendment shall constitute an immediate Event of Default.  Any failure by the Borrower to comply with the title requirements of Section 13.2 of this Eleventh Amendment (as it relates to Oil and Gas Property other than 2016 Scheduled Wells) shall not constitute a Default or Event of Default, but instead to the extent that the Administrative Agent is not satisfied with title to any of such Oil and Gas Property, the Administrative Agent may send a notice to the Borrower and the Lenders that the Borrowing Base then in effect shall be reduced by an amount equal to the value, if any, assigned to such Oil and Gas Property in the then effective Borrowing Base, as determined by the Administrative Agent, and such new Borrowing Base shall become effective immediately after the Borrower’s receipt of such notice.  Upon any adjustment to the amount of the Borrowing Base in accordance the previous sentence, if the total Revolving Credit Exposure exceeds the adjusted Borrowing Base, then the Borrower shall (A) prepay the Borrowings in an aggregate principal amount equal to such excess, and (B) if any excess remains after prepaying all of the Borrowings as a result of an LC Exposure, cash collateralize such excess as provided in Section 2.08(j).  The Borrower shall be obligated to make such prepayment and/or cash collateralize such excess within ninety (90) days following the date the adjustment occurs; provided that such payment required to be made pursuant to this sentence must be made on or prior to the Termination Date.  The provisions of Section 3.04(c)(iv) and Section 3.04(c)(v) shall apply, mutatis mutandis, to such prepayment required pursuant to the previous sentence.

Section 14.Representations and Warranties; Etc.  Each Obligor hereby affirms:  (a) that as of the date of execution and delivery of this Eleventh Amendment, after giving effect to the terms of this Eleventh Amendment, all of the representations and warranties made by it contained in each Loan Document to which it is a party are true and correct in all material respects as though made on and as of the Eleventh Amendment Effective Date (unless made as of a specific earlier date, in which case, was true and correct in all material respects as of such date); and (b) that after giving effect to this Eleventh Amendment and to the transactions contemplated hereby, no Default exists or will exist under any Loan Document to which it is a party.

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Section 15.Miscellaneous.

15.1Confirmation.  The provisions of the Credit Agreement (as amended by this Eleventh Amendment) shall remain in full force and effect in accordance with its terms following the effectiveness of this Eleventh Amendment.

15.2Ratification and Affirmation of the Obligors.  Each Obligor hereby expressly (a) acknowledges the terms of this Eleventh Amendment; (b) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party, and agrees that each Loan Document to which it is a party remains in full force and effect, as amended hereby; and (c) agrees that from and after the Eleventh Amendment Effective Date each reference to the Credit Agreement in the Guaranty and the other Loan Documents shall be deemed to be a reference to the Credit Agreement, as amended by this Eleventh Amendment.

15.3Loan Document.  This Eleventh Amendment is a “Loan Document” as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto.

15.4Severability.  Any provision of this Eleventh Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

15.5Successors and Assigns.  This Eleventh Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

15.6Counterparts. This Eleventh Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Eleventh Amendment by telecopy, facsimile or email transmission shall be effective as delivery of a manually executed counterpart of this Eleventh Amendment.

15.7No Oral Agreement. This written Eleventh Amendment, the Credit Agreement and the other Loan Documents executed in connection herewith and therewith represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties.  There are no unwritten oral agreements between the parties.

15.8Governing Law.  This Eleventh Amendment (including, but not limited to, the validity and enforceability hereof) shall be governed by, and construed in accordance with, the laws of the State of Texas.

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IN WITNESS WHEREOF, the parties hereto have caused this Eleventh Amendment to be duly executed effective as of the Eleventh Amendment Effective Date.

BORROWER:	REX ENERGY CORPORATION

	By:	/s/Thomas Rajan
	Name:	Thomas Rajan
	Title:	Chief Financial Officer

GUARANTORS:	REX ENERGY OPERATING CORP.

	By:	/s/Thomas Rajan
	Name:	Thomas Rajan
	Title:	Chief Financial Officer

REX ENERGY I, LLC
PENNTEX RESOURCES ILLINOIS, INC.
REX ENERGY IV, LLC
R.E. GAS DEVELOPMENT, LLC

	By:	/s/Thomas Rajan
	Name:	Thomas Rajan
	Title:	Chief Financial Officer

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ADMINISTRATIVE	ROYAL BANK OF CANADA,
AGENT, ISSUING	as Administrative Agent
BANK AND LENDER:
	By:	/s/Susan Khokher
	Name:	Susan Khokher
	Title:	Manager, Agnecy

ROYAL BANK OF CANADA,
as Issuing Bank and as Lender

	By:	/s/Don J. McKinnerney
	Name:	Don J. McKinnerney
	Title:	Authorized Signatory

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SYNDICATION AGENT	KEYBANK NATIONAL ASSOCIATION
AND LENDER:

	By:	/s/John Dravenstott
	Name:	John Dravenstott
	Title:	Vice President

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DOCUMENTATION AGENT	SUNTRUST BANK
AND LENDER:

	By:	/s/William S. Krueger
	Name:	William S. Krueger
	Title:	First Vice President

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LENDERS:	BMO HARRIS FINANCING, INC.

	By:	/s/James A. Jerz
	Name:	James A. Jerz
	Title:	Director

WELLS FARGO BANK, NATIONAL ASSOCIATION

	By:	/s/Stephanie Harrell
	Name:	Stephanie Harrell
	Title:	Vice President

MUFG UNION BANK, N.A.

	By:	/s/Lara Francis
	Name:	Lara Francis
	Title:	Vice President

CAPITAL ONE, NATIONAL ASSOCIATION

	By:	/s/Stephen Hartman
	Name:	Stephen Hartman
	Title:	Assistant Vice President

M&T BANK

	By:	/s/James B. Hallock
	Name:	James B. Hallock
	Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION

By:
Name:
Title:

THE HUNTINGTON NATIONAL BANK

By:
Name:
Title:

CIT BANK, N.A.

	By:	/s/Zachary Holly
	Name:	Zachary Holly
	Title:	Vice President

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